Exhibit 99

Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40201-1438 http://www.humana.com

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FOR MORE INFORMATION, CONTACT:

FOR HUMANA:

Regina Nethery

Humana Investor Relations

(502) 580-3644

Rnethery@humana.com

Mark Mathis

Humana Corporate Communications

(312) 441-5010

mmathis@humana.com

FOR OSF HealthPlans:

James Farrell

OSF HealthCare

309-655-2856

james.farrell@osfhealthcare.org

Humana Announces Intent to Acquire OSF HealthPlans

and

Provides Update on Share Repurchase Program

Acquisition expands Humana presence in Illinois

LOUISVILLE, Ky. — March 20, 2008 — Humana Inc. (NYSE: HUM) today announced it has signed a definitive agreement to purchase OSF HealthPlans, a Peoria, Illinois-based managed care company, for cash consideration of $90.5 million, which includes $25 million of excess cash. The transaction is subject to regulatory approvals from the Illinois Division of Insurance and the Centers for Medicare and Medicaid Services.

The transaction is not anticipated to have any effect upon Humana’s full-year 2008 earnings guidance of $4.00 to $4.25 in diluted earnings per common share.

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Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40201-1438 http://www.humana.com

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The purchase of OSF HealthPlans, a subsidiary of OSF Saint Francis, Inc., is expected to increase Humana’s fully insured commercial membership by approximately 34,000, its self-insured business by approximately 30,000 members and its Medicare membership by almost 14,000 members, while providing residents of the surrounding 31 central and northern Illinois counties with access to innovative new insurance products and services.

“OSF HealthPlans and Humana leadership have worked together to craft a mutually beneficial strategic relationship. Not only will OSF HealthPlans’ members gain access to a broader array of innovative, affordable health and specialty products and industry-leading consumer tools, the transaction significantly expands Humana’s provider network in central and northern Illinois, allowing Humana members access to the region’s premier provider network on a competitive basis,” said Michael Kasper, president of Humana’s Illinois market.

“We are very happy with this strategic relationship. Humana and OSF HealthPlans have very similar philosophies and this is a great opportunity for both organizations. We are pleased Humana is making a long-term commitment to central and northern Illinois,” commented Kevin Schoeplein, president of OSF HealthPlans.

Update on Share Repurchase Program

On February 22, 2008, Humana announced that its Board of Directors had authorized the use of up to $150 million for a share repurchase program. As of March 19, 2008, the company had repurchased approximately 1.5 million of its outstanding shares at an average price per share of $45.18.

Cautionary Statement

This news release contains statements that are forward-looking. The forward-looking statements herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks

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Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40201-1438 http://www.humana.com

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and uncertainties described in the Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 11.5 million medical members. Humana is a full-service benefits solutions company, offering a wide array of health and supplementary benefit plans for employer groups, government programs and individuals.

Over its 47-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at http://www.humana.com, including copies of:

•	Annual reports to stockholders;
•	Securities and Exchange Commission filings;
•	Most recent investor conference presentations;
•	Quarterly earnings news releases;
•	Replays of most recent earnings release conference calls;
•	Calendar of events (includes upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
•	Corporate Governance Information.

About OSF HealthCare

OSF HealthCare, owned and operated by The Sisters of the Third Order of St. Francis, Peoria, Illinois, includes OSF Healthcare System consisting of seven acute care facilities, one long-term care facility and two colleges of nursing. It also has a primary care physician network consisting of 194 physicians and 48 mid-level providers, known as OSF Medical Group. OSF HealthCare

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Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40201-1438 http://www.humana.com

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owns OSF Saint Francis, Inc., comprised of healthcare-related businesses, and OSF Healthcare Foundation, the philanthropic arm of OSF Healthcare System and OSF Home Care. Additionally, OSF HealthPlans, Inc., a subsidiary of OSF Saint Francis, Inc., is a licensed managed care company in the State of Illinois with about 78,000 members.

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